Exhibit 10.15

ASSIGNMENT OF AGREEMENT OF PURCHASE AND SALE

This Assignment of Agreement of Purchase and Sale (the “Assignment”) is made and entered into as of December 9, 2013, by and between RREEF AMERICA L.L.C., a Delaware limited liability company (“Assignor”) and RPT WALLINGFORD PLAZA, LLC, a Delaware limited liability company (“Assignee”), with reference to the following facts:

Assignor, as Purchaser, and WP Partners LLC, a Washington limited liability company, as Seller (“Seller”), have entered into that certain Purchase and Sale Agreement and Joint Escrow Instructions dated as of November 20, 2013 (as the same has been amended from time to time, the “Purchase Agreement”), for the purposes of Assignor acquiring from Seller certain real property located at 4468 Stoneway North, in Seattle, King County, Washington, as more particularly described in the Purchase Agreement. Assignor now desires to assign to Assignee all of its rights and obligations under the Purchase Agreement, pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. As of the date hereof, Assignor hereby assigns, conveys, transfers and delivers to Assignee all of the Assignor’s right, title and interest in and to the Purchase Agreement.

2. Assignee hereby agrees to expressly assume, perform, and be subject to all the terms, covenants, conditions and obligations imposed upon Assignor under the Purchase Agreement.

3. Notwithstanding anything herein to the contrary, Assignor has not been released from, and shall remain fully liable to Seller for, all pre-closing obligations pursuant to the terms of the Purchase Agreement. Assignee’s assumption of Assignor’s obligations under the Purchase Agreement shall entitle Assignee to the benefit of and the right to enforce Seller’s covenants, representations and warranties under the Purchase Agreement as if Assignee was the original Purchaser (as defined in the Purchase Agreement) thereunder. Assignor and Assignee both hereby represent and warrant to Seller that Assignee is a Permitted Assignee as defined in Section 15 of the Purchase Agreement.

4. This Assignment shall inure to the benefit of, and be binding upon, the legal representatives, heirs, and permitted successors and assigns of the parties hereto and shall be governed by the laws of the State of Washington.

IN WITNESS WHEREOF, the parties have executed this Assignment as of the day and year first above written.

ASSIGNOR

RREEF AMERICA L.L.C., a Delaware limited liability company

By:	/s/ Andrew Harper
Name:	Andrew Harper
Title:	Director

ASSIGNEE

RPT WALLINGFORD PLAZA, LLC, a Delaware limited liability company

By:	/s/ Julianna S. Ingersoll
Name:	Julianna S. Ingersoll
Title:	Vice President